UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 16, 2018

THE NAVIGATORS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-15886	13-3138397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Atlantic Street, 8th Floor

Stamford, Connecticut 06901

(Address of Principal Executive Offices) (Zip Code)

(203) 905-6090

(Registrant’s telephone number, including area code)

N/A

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders of The Navigators Group, Inc. (“Navigators”) was held at 10 a.m. Eastern Time on November 16, 2018 at 400 Atlantic Street, Stamford, Connecticut 06901 (the “Special Meeting”) to vote on the proposals set forth in the definitive proxy statement in connection with the Special Meeting (the “Proxy Statement”) filed with the U.S. Securities Exchange Commission (the “SEC”) on October 12, 2018 and first mailed to Navigators’ stockholders on or about October 12, 2018. Out of 29,777,883 shares of Navigators’ common stock (“Common Stock”) outstanding and entitled to vote at the Special Meeting as of the close of business on October 10, 2018, the record date for the Special Meeting, 26,217,262 shares of Common Stock were represented in person or by proxy at the Special Meeting, which constituted a quorum. A summary of the voting results for the matters proposed at the Special Meeting is set forth below.

Proposal 1 – Adoption of the Merger Agreement

At the Special Meeting, Navigators’ stockholders approved by the requisite vote a proposal to adopt the Agreement and Plan of Merger, dated as of August 22, 2018 (the “Merger Agreement”), by and among Navigators, The Hartford Financial Services Group (“The Hartford”) and Renato Acquisition Co. (“Merger Sub”), pursuant to which Merger Sub will be merged with and into Navigators (the “Merger”), with Navigators surviving as a wholly owned subsidiary of The Hartford. The voting results for this proposal were as follows:

For	Against	Abstain
26,172,363	6,724	38,175

Proposal 2 – Non-Binding Advisory Approval of Merger-Related Compensation

At the Special Meeting, Navigators’ stockholders approved by the requisite vote a proposal to approve, by non-binding advisory vote, compensation that may be paid or become payable to Navigators’ named executive officers that is based on or otherwise relates to the Merger. The voting results for this proposal were as follows:

For	Against	Abstain
25,795,048	347,733	74,481

Proposal 3 – Adjournment of the Special Meeting

Because stockholders holding at least a majority of the shares of Common Stock entitled to vote at the Special Meeting approved the proposal to adopt the Merger Agreement, the vote was not called on the proposal to adjourn the Special Meeting to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the Merger Agreement if there had been insufficient votes at the time of the Special Meeting to adopt the Merger Agreement.

Consummation of the transactions contemplated by the Merger Agreement are subject to the satisfaction of certain customary closing conditions set forth in the Merger Agreement and discussed in detail in the Proxy Statement, which is available on the SEC’s website at www.sec.gov. The foregoing description is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Annex A to the Proxy Statement. Assuming the satisfaction of such closing conditions, Navigators expects the closing to occur during the first half of 2019.

Item 8.01	Other Events.

On November 16, 2018, Navigators issued a press release announcing the results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit No.	Description

99.1	Press Release, dated November 16, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NAVIGATORS GROUP, INC. (Registrant)

Date: November 16, 2018	By:	/s/ Emily B. Miner
	Name:	Emily B. Miner
	Title:	Senior Vice President and General Counsel